Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Pier 1 Imports, Inc., hereby certifies that:

1.	The Quarterly Report on Form 10-Q of Pier 1 Imports, Inc. for the period ended June 1, 2019, fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.

The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Pier 1 Imports, Inc. for the period covered by the report.

Date: July 10, 2019	By:	/s/Cheryl A. Bachelder
Cheryl A. Bachelder,
Interim Chief Executive Officer
(Principal Executive Officer)

Date: July 10, 2019	By:	/s/Deborah Rieger-Paganis
Deborah Rieger-Paganis,
Interim Chief Financial Officer
(Principal Financial Officer)